UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	March 7, 2018

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 7, 2018, Rockwell Medical, Inc., a Michigan corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Richmond Brothers, Inc. (“RBI”) and David S. Richmond, in his individual capacity (“Richmond”), to memorialize the parties’ mutual agreement on certain corporate governance matters.  The Letter Agreement provided, among other things, that:

•                  By March 7, 2018, the Company’s Board of Directors (the “Board”) agreed to increase the size of the Board from six directors to eight directors and agreed to appoint: (a) Benjamin Wolin as (i) a Class I director to serve for a term expiring at the Company’s 2019 Annual Meeting of Shareholders and (ii) the lead independent director of the Board; and (b) Lisa Colleran as a Class II director to serve for a term expiring at the Company’s 2020 Annual Meeting of Shareholders.

•                  In connection with the Company’s 2018 Annual Meeting of Shareholders (the “2018 Meeting”), the parties, as applicable, agreed as follows:

•                  The Board agreed to schedule the 2018 Meeting to be held no later than June 22, 2018.

•                  Patrick J. Bagley agreed not stand for re-election at the 2018 Meeting.

•                  The Board agreed to propose that the Company’s shareholders vote to destagger the Board at the 2018 Meeting so that, if approved by the Company’s shareholders at the 2018 Meeting, starting at the Company’s 2018 Meeting, directors elected to succeed those directors whose terms then expire will be elected for a term expiring at the next annual meeting of shareholders (the “Declassification Proposal”).  As a result, if the Declassification Proposal is approved by the Company’s shareholders at the 2018 Meeting, all directors will be elected annually beginning with the election of directors at the Company’s 2020 Annual Meeting of Shareholders.  However, the Company agreed to use its best efforts to request that each current director of the Board irrevocably commit to tender his or her resignation following the 2018 Meeting if he or she is a member of the Board at that time and then each such director will subsequently be reappointed to the Board by the remaining members of the Board so as to serve until the 2019 Annual Meeting of Shareholders. If all directors tender their resignations as described above, then beginning at the Company’s 2019 Annual Meeting of Shareholders, all directors will be elected for one-year terms.

•                  The Board agreed to nominate Robert L. Chioini as the only Board-nominated candidate for election by the Company’s shareholders at the 2018 Meeting. If the Declassification Proposal is approved by the Company’s shareholders at the 2018 Meeting, then Mr. Chioini would stand for a one-year term.  If the Declassification Proposal is not approved by the Company’s shareholders at the 2018 Meeting, Mr. Chioini would stand for election as a Class III director to serve for a term expiring at the Company’s 2021 Annual Meeting of the Company’s shareholders.

•                  At the 2018 Meeting, the Richmond Group (as such term is defined in that certain Settlement and Standstill Agreement, dated November 22, 2017, by and between the Company, on the one hand, and the persons identified on Appendix A thereto as the “Richmond Group” and the “Ravich Group,” on the other (the

“Settlement Agreement”)) will vote (a) “FOR” the election of Mr. Chioini and (b) “FOR” the Rockwell Medical, Inc. 2018 Long Term Incentive Plan (in the form approved by the Board on January 29, 2018 (the “2018 Plan”)), provided that either Institutional Shareholder Services or Glass, Lewis & Co. recommend that the Company’s shareholders vote “FOR” the 2018 Plan.

•                  To the extent that RBI and/or Richmond do not have the legal authority to vote any of the common stock of the Company owned by RBI’s clients, both RBI and Richmond agreed that they will recommend to RBI’s clients that they vote their Company common stock at the 2018 Meeting (a) “FOR” the election of Mr. Chioini and (b) “FOR” the 2018 Plan, provided that either Institutional Shareholder Services or Glass, Lewis & Co. recommend that the Company’s shareholders vote “FOR” the 2018 Plan.

•                  The Board agreed not to nominate any other director nominees at the 2018 Meeting and no member of the Board, acting as a shareholder, will directly or indirectly otherwise nominate, or encourage or assist any other shareholder to nominate, any other director candidate for election at the 2018 Meeting.

•                  By March 7, 2018, the Company agreed to enter into executive employment agreements with Robert L. Chioini, Thomas E. Klema and Raymond D. Pratt, in each case, on terms and conditions (including terms customarily included in such types of executive employment agreements for similar types of public companies, and with compensation and benefit arrangements no less favorable to such executives as are currently in effect) as mutually determined and agreed to between such executives and the Board.

•                  Promptly after March 7, 2018, the Company agreed to reimburse the Richmond Group for its reasonable and documented third-party expenses actually incurred in connection with the Litigation (as defined in the Standstill Agreement), the proxy contest by the Richmond Group and the Ravich Group related to the Company’s 2017 Annual Meeting of Shareholders and otherwise incurred in connection with their investment in the Company after the termination of the Covered Period (as defined in the Standstill Agreement) until the date hereof, in an aggregate amount not to exceed $428,000.

•                  If the Company complies with the provisions of the Letter Agreement by March 7, 2018, then RBI agreed to (a) withdraw its proposal to separately nominate any directors for election at the 2018 Meeting, (b) will not directly or indirectly make any separate proposal (nor will it encourage or assist others to do so) for shareholder consideration at the 2018 Meeting and (c) will comply with the voting restrictions set forth therein concerning the 2018 Meeting.

The foregoing summary does not purport to be a complete description of the terms of the Letter Agreement and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.73.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Increase in the Size of the Board of Directors

As described above, pursuant to the Letter Agreement, on March 7, 2018, the Board increased the size of the Board from six directors to eight directors.

Appointment of Mr. Benjamin Wolin to the Board of Directors

As described above, pursuant to the Letter Agreement, on March 7, 2018, the Board appointed Benjamin Wolin as a Class I Director of the Company to fill one of the vacancies created by the increase in the size of the Board and to serve until the Company’s 2019 Annual Meeting of Shareholders or until his successor is duly elected and qualified.  Mr. Wolin was also appointed as the lead independent director of the Board at that time.

Mr. Wolin serves as an advisor to each of 3L Capital LLC, a growth-stage private equity firm, and Refinery 29 Inc., a leading global media company.  Prior to his experience as an advisor, Mr. Wolin was the co-founder, Chief Executive Officer and a member of the board of directors of Everyday Health, Inc. (NYSE: EVDY), a leading provider of digital health and wellness solutions, from January 2002 until its sale to a subsidiary of j2 Global, Inc. in December 2016. From September 1999 until December 2001, Mr. Wolin served as Vice President of Production and Technology for Beliefnet, Inc., an online provider of religious and spiritual information. Previously, Mr. Wolin served as Web Producer for Tribune Interactive, Inc., a multimedia corporation, and held several consulting positions with interactive companies.

Mr. Wolin is also the chairman of the board of directors of Diplomat Pharmacy, Inc. (NYSE: DPLO), the largest independent provider of specialty pharmacy services in the United States.  Mr. Wolin has been a director of Diplomat Pharmacy since October 2015 and was formerly Diplomat Pharmacy’s independent lead director.  Mr. Wolin is a member of the audit committee and the nominating and corporate governance committee of Diplomat Pharmacy’s board of directors.

Mr. Wolin has extensive technology, executive management, entrepreneurial, financial and operating expertise from his former role as a founder, director and principal executive of Everyday Health.  His experience as a chairman of the board of directors of a public company and as the principal executive officer and a director of a company that completed an initial public offering provides him with unique insights into the dynamics of a growing company and the financial, accounting, governance and operational issues specific to public companies.

Mr. Wolin is a party to that certain Joint Filing and Solicitation Agreement entered into as of February 27, 2018 among RBI, RBI’s affiliates, David S. Richmond, Lisa Colleran and Benjamin Wolin. There are no transactions in which the Company is a participant in which Mr. Wolin has a material interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. The Board has determined that Mr. Wolin is independent under the listing standards of the NASDAQ Global Market. As a non-employee director, Mr. Wolin will receive the compensation paid to all non-employee directors of the Company. In connection with his appointment, Mr. Wolin entered into an Indemnification Agreement with the Company, the form of which was filed as Exhibit 10.70 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2017.

Appointment of Ms. Lisa Colleran to the Board of Directors

As described above, pursuant to the Letter Agreement, on March 7, 2018, the Board appointed Lisa Colleran as a Class II Director of the Company to fill one of the vacancies created by the increase in the size of the Board and to serve until the Company’s 2020 Annual Meeting of Shareholders or until her successor is duly elected and qualified.

Ms. Colleran is the principal of LNC Advisors, LLC, a strategic consulting firm that she founded that specializes in assisting biotech, pharmaceutical and medical device companies.  Prior to founding LNC Advisors, Ms. Colleran served as Global President of LifeCell Corporation from August 2008 to April 12, 2013 and also served as its Chief Executive Officer from January 2012 to April 12, 2013. Prior to assuming the role of Global President and Chief Executive Officer, from December 2002 until July 2004, Ms. Colleran served as LifeCell’s Vice President of Marketing and Business Development, and from July 2004 until August 2008, Ms. Colleran served as LifeCell’s Senior Vice President of Commercial Operations.  Prior to joining LifeCell, Ms. Colleran served as Vice President and General Manager of Renal Pharmaceuticals for Baxter Healthcare Corporation from 2000 to December 2002 and served in various other sales and marketing positions at Baxter, from 1983 to 2000.  Ms. Colleran currently serves on the Board of Directors for Establishment Labs, an innovative breast implant company, and Ariste Medical, a company developing a new class of drug eluting medical devices. Ms. Colleran has also been a member of the board of directors of Novadaq Technologies Inc., a leading developer and provider of clinically relevant, fluorescence imaging solutions for use in surgical and diagnostic procedures, from January 2017 until the Company was sold to Stryker Corporation. Ms. Colleran also served as a director and the Principal Executive Officer of Centaur Guernsey L.P. Inc. from January 2012 until April 2013. Ms. Colleran has more than 30 years of experience leading medical device companies, growing markets and creating shareholder value.

Ms. Colleran is a party to that certain Joint Filing and Solicitation Agreement entered into as of February 27, 2018 among RBI, RBI’s affiliates, David S. Richmond, Lisa Colleran and Benjamin Wolin.  There are no transactions in which the Company is a participant in which Ms. Colleran has a material interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.  The Board has determined that Ms. Colleran is independent under the listing standards of the NASDAQ Global Market.  As a non-employee director, Ms. Colleran will receive the compensation paid to all non-employee directors of the Company. In connection with her appointment, Ms. Colleran entered into an Indemnification Agreement with the Company, the form of which was filed as Exhibit 10.70 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2017.

Expiration of Patrick J. Bagley term on the Board of Directors & Expected Decrease in Size of the Board of Directors

On March 7, 2018, Mr. Bagley agreed that he will not stand for reelection to the Board at the 2018 Meeting.  Mr. Bagley has served as a member of the Board since July 2005.  Mr. Bagley will continue to serve as a director until the 2018 Meeting.  Effective immediately after the 2018 Meeting, it is expected that the size of the Board will be reduced from eight directors to seven directors.

In connection with Mr. Bagley’s agreement not to stand for reelection to the Board, the Board authorized an extension of the exercise period for Mr. Bagley’s currently outstanding stock options for two years from the date of the expiration of his term.

Separation of the Role of Chairman of the Board of Directors from the Role of Chief Executive Officer

On March 12, 2018, the Board determined that it was in the best interests of the Company to separate the role of Chairman of the Board from the role of Chief Executive Officer. Accordingly, the Board voted to amend the amended and restated bylaws of the Company to allow for such a separation of roles.  The Board also approved the appointment of Mr. Benjamin Wolin as Chairman of the Board in lieu of his serving as lead independent director.  Robert L. Chioini will continue to serve as a director and as the Chief Executive Officer of the Company.

Approval of New Committee Assignments for the Board of Directors

On and effective as of March 12, 2018, the Board approved the following Board committee assignments for the directors:

Governance and Nominating Committee:

•                  Robin Smith  (Chairwoman)

•                  Lisa Colleran

•                  John Cooper

•                  Mark Ravich

Compensation Committee:

•                  Mark Ravich (Chairman)

•                  Lisa Colleran

•                  Benjamin Wolin

Audit Committee:

•                  John Cooper (Chairman)

•                  Ronald Boyd

•                  Robin Smith

•                  Benjamin Wolin

Executive Employment Agreements — Robert L. Chioini and Thomas E. Klema

On March 7, 2018, the Company, upon approval by the Board, entered into an employment agreement with Robert L. Chioini, the Company’s founder, President and Chief Executive Officer (the “Chioini Agreement”) and Thomas E. Klema, the Company’s Vice President, Chief Financial Officer, Treasurer and Secretary (the “Klema Agreement”, together with the Chioini Agreement, the “Agreements”).  Under the Chioini Agreement, Mr. Chioini’s initial base salary is $898,439 (same as currently in effect). Under the Klema Agreement, Mr. Klema’s initial base salary is $442,007 (same as currently in effect).  The following are the key terms of the Agreements (the defined terms in the description below have the meaning ascribed in the Agreements):

•                  Compensation. In addition to initial base salary, executive also will be eligible for year-end bonuses, paid in either cash or equity, or both (each an “Annual Bonus”), with a target of 100% of base salary (the “Target Bonus”), as may be awarded, if at all, pursuant to any annual executive bonus plan and related corporate goals approved solely at the discretion of the Board. In addition, executive will be eligible for annual long-term incentive grants, which may be paid in cash or equity, or both, as may be awarded, if at all, at the sole discretion of the Board. Any long-term incentive grants will be governed by the Company’s then-applicable long-term incentive plan and any long-term incentive grant agreements under the then applicable long-term incentive plan by which they are issued. Each Agreement is effective for an initial term of 24 months (which may be renewed for successive 12-month periods) or until terminated and includes a 12-month post-employment non-competition agreement, and a separate agreement providing for non-competition and non-solicitation, as well as obligations of confidentiality and the assignment to the Company of all intellectual property.

•                  Termination of Employment. Upon termination of his employment by the Company without Cause or by executive for Good Reason (in each case as defined in the Agreements), in addition to any benefits that may become due under any of the Company’s vested plans or other policy, executive will be entitled to the following benefits, on the condition that he enters into a separation agreement containing a plenary release of claims in a form acceptable to the Company, and the release has become final:  (i) a severance amount equal to the sum of executive’s base salary then in effect (determined without regard to any reduction constituting Good Reason), payable in equal installments from the date of termination to the date that is 12 months after the date of termination; (ii) immediate and full vesting of currently existing stock options which will otherwise fully vest on October 2, 2018 and the right to continue to exercise all vested stock options to acquire Company stock and all other vested equity awards held by executive as of the date of termination for two years after the date of termination, subject to their ultimate expiration; and (iii) continued eligibility for performance-based vesting of the 2017 Performance-Based Restricted Stock Award (as defined in the Agreements) for two years after the date of termination. In addition, for up to 18 months, if executive elects to continue medical benefits through the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will continue to pay the Company’s costs of such benefits as in effect on the date of termination and as such benefits are provided to active employees. If COBRA coverage is unavailable at any time, the Company will reimburse executive an amount which, after taxes, is sufficient to purchase medical and dental coverage substantially equivalent to that which executive and his dependents were receiving immediately prior to the date of termination and that is available to comparable active employees, reduced by the amount that would be paid by comparable active employees for such coverage under the Company’s plans, and provided further, that the Company’s obligation to provide benefits will cease or be reduced to the extent that a subsequent employer provides substantially similar coverages.

•                  Termination of Employment — Change of Control.  Upon termination in connection with a Change of Control, in addition to any benefits that are due to executive under any Company plans or other policies, he will be entitled to: (i) a prorated bonus equal to a percentage of his Target Bonus based upon the number of days executive was employed in the year of termination, payable in a lump sum within 10 days after the date of termination; (ii) a severance amount equal to 1.5 times the sum of executive’s base salary then in effect (determined without regard to any reduction constituting Good Reason)

plus 50% of his Target Bonus amount, payable in a lump sum within 10 days after the date of termination except in certain circumstances; (iii) acceleration and full vesting of all of his outstanding shares of restricted stock and all options to acquire Company stock, with any restrictions under restricted stock agreements being lifted and all stock options continuing to be exercisable for the remainder of their stated terms; and (iv) COBRA continuation of benefits, as described above under termination without Cause or by executive for Good Reason, for a period of 18 months after termination of employment. If any payments to executive in connection with a Change of Control are subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, the foregoing payment will be automatically reduced to the extent and in the manner provided in the Agreements.

•                  Continued Employment Following Change of Control. Upon a Change of Control and assuming that executive remains employed as the titles given to the respective executives in each of their Agreements, (i) the term of the Agreements will be automatically extended for 18 months from the date of the Change of Control; and (ii) during the remaining term of the Agreements (as extended), and provided that executive is employed on the last day of a fiscal year ending in that term, executive will be entitled to an Annual Bonus at least equal to his Target Bonus, payable no later than March 15 in the next succeeding fiscal year. Notwithstanding any provision to the contrary in any of the Company’s long-term incentive plans or in any stock option or restricted stock agreement between the Company and executive, all vested and unvested shares of restricted stock and all vested and unvested options to acquire Company stock and/or restricted stock will be assumed by the successor entity; and, if the Company is not the successor entity, executive will be entitled to receive in exchange therefor the economic equivalent, as provided in the Agreements.

The foregoing summary does not purport to be a complete description of the Agreements and is qualified in its entirety by reference to the full text of the Chioini Agreement and Klema Agreement, copies of which are attached hereto as Exhibits 10.74 and 10.75, respectively.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of March 12, 2018, the Board approved amendments to the Company’s Amended and Restated Bylaws to allow for the separation of the role of Chairman of the Board from the role of Chief Executive Officer (the “Amendments”).

The foregoing description does not purport to be a complete description of the Amendments or the Amended and Restated Bylaws, which include the Amendments, and is qualified in its entirety by reference to the Amendments and the full text of the Amended and Restated Bylaws, copies of which are attached hereto as Exhibits 3.1 and  3.2, respectively.

Item 8.01                                           Other Events.

On March 13, 2018, the Company issued a press release announcing that it entered into the Letter Agreement with RBI and Richmond and its appointment of Mr. Wolin and Ms. Colleran to the Board. Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.                              The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendments to the Bylaws of Rockwell Medical, Inc.
3.2	Amended and Restated Bylaws.
10.73	Letter Agreement, dated March 7, 2018, by and among the Company, Richmond Brothers, Inc. and David S. Richmond.
10.74	Executive Employment Agreement, dated March 7, 2018, between Rockwell Medical, Inc. and Robert L. Chioini.
10.75	Executive Employment Agreement, dated March 7, 2018, between Rockwell Medical, Inc. and Thomas E. Klema.
99.1	Press Release, dated March 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: March 13, 2018	By:	/s/ Thomas E. Klema
Thomas E. Klema
Vice President, Chief Financial Officer, Treasurer and Secretary